3.(i) Certificate of Incorporation,

                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:00AM 12/06/2001
                               010626331 - 3463931


                          CERTIFICATE OF INCORPORATION

                                       OF

                              UP & DOWN VIDEO, INC.

                       -----------------------------------


                  FIRST. The name of this corporation shall be:

                              UP & DOWN VIDEO, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations my be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

          Fifty Million (50,000,000) shares with a par value of $.00001 and Twenty Million (20,000,000 shares of Preferred Stock with a par value of $.00001.


     FIFTH. The name and address of the incorporator is as follows:

               Angela Creppon
               Corporation Services Company
               2711 Centerville Road
               Suite 400

               Wilmington, Delaware 19808



     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.


     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 6th day of December A.D., 2001.



ANGELA CREPPON
--------------
ANGELA CREPPON
---------------------------
Angela Creppon
Incorporator

                              State of Delaware

                     Office of the Secretary of State


             ________________________________________________



     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "UP & DOWN VIDEO, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF DECEMBER A.D. 2001, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE
NEW CASTLE COUNTY RECORDER OF DEEDS.



                                 HARRIET SMITH WINDSOR
                                 ---------------
                                 HARRIET SMITH WINDSOR

                            Harriet Smith Windsor, Secretary of State



3465931  8100              AUTHENTICATION:      1490419

010626331                            DATE:      12-10-01